SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):    December 8, 2005



                                   Coach, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)


   Maryland                         1-16153                     52-2242751
--------------                     ---------                   ------------
  (State of                (Commission File Number)            (IRS Employer
Incorporation)                                               Identification No.)


                    516 West 34th Street, New York, NY 10001
               (Address of principal executive offices) (Zip Code)


                                 (212) 594-1850
              (Registrant's telephone number, including area code)


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Item 8.01.        Other Events.
                  ------------

                            Rule 10b5-1 Trading Plan
                            ------------------------

     On December 8, 2005, Lew Frankfort, the Chairman and Chief Executive Officer of Coach, Inc., entered into a trading plan with Goldman, Sachs & Co. Pursuant to this plan, Goldman, Sachs will undertake to sell approximately 650,000 of Mr. Frankfort's shares of Coach common stock at specified intervals. This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with Coach's insider trading policy.

     Under the trading plan, Mr. Frankfort will sell pre-determined numbers of these shares at market prices between February and August 2006. These sales will be timed to follow Coach's regular earnings announcements for the second, third and fourth quarters of Coach's fiscal year 2006 (ending on December 31, 2005, April 1 and July 1, 2006, respectively), subject to certain minimum prices, reflecting Mr. Frankfort's continued confidence in the Company's outlook. The trading plan expires on September 5, 2006 unless terminated earlier under certain conditions.

     The shares to be sold by Mr. Frankfort under the trading plan will be acquired pursuant to exercises of options to purchase a total of approximately 4,066,000 shares of Coach common stock during the week of December 5, 2005. Net of shares withheld or sold to pay the purchase price and taxes for these exercises, Mr. Frankfort will receive approximately 637,000 shares of stock. Figures in this paragraph are based on a price of $35.00 per share, the closing price of Coach common stock on the New York Stock Exchange on December 7, 2005, rounded to the nearest dollar.

     The purpose of Mr. Frankfort's trading plan is to diversify a portion of his assets in an orderly manner, while still maintaining his outright Coach stock ownership over time through option exercises. Following Mr. Frankfort's exercise and the sales of shares under the new trading plan, Mr. Frankfort expects his ownership level to remain at approximately 3.5 million shares, further reflecting his positive outlook for the company's prospects. In addition, Mr. Frankfort continues to hold:

     o options to purchase approximately 7.2 million shares of Coach common stock (following the exercises described above); and

     o    approximately 294,000 restricted stock units.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 8, 2005

                                    COACH, INC.

                                    By:   /s/ Carole P. Sadler
                                          ------------------------------------
                                          Carole P. Sadler
                                          Senior Vice President, General Counsel
                                          and Secretary